UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 West Wacker Drive	60601
25th Floor	(Zip Code)
Chicago
Illinois	(773)	945-6801
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Indenture and Convertible Senior Notes due 2030

On July 2, 2025, Groupon Inc. (the “Company”) issued $244,071,000 aggregate principal amount of its 4.875% Convertible Senior Notes due 2030 (the “2030 Notes”), pursuant to an indenture, dated as of July 2, 2025 (the “2030 Notes Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee, consisting of (i) $20,000,000 aggregate principal amount of 2030 Notes issued in exchange for $20,000,000 aggregate principal amount of the Company’s outstanding 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”) and (ii) $224,071,000 aggregate principal amount of 2030 Notes issued in exchange for $150,000,000 aggregate principal amount of the Company’s outstanding 6.25% Convertible Senior Secured Notes due 2027 (the “2027 Notes”, and together with the 2026 Notes, the “Old Notes”) with a limited number of existing holders of the Old Notes who are either “institutional accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and/or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants” and such exchange transactions, collectively, the “Exchange”). As previously disclosed, the Exchange was effected pursuant to privately negotiated agreements (the “Agreements”).

The 2030 Notes were issued to the Exchange Participants in private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Exchange Participants in the Agreements.
The following is a brief description of the terms of the 2030 Notes and the 2030 Notes Indenture.
The 2030 Notes are senior, unsecured obligations of the Company, accrue interest at a rate of 4.875% per annum, payable semi-annually in arrears on each June 30 and December 30, commencing December 30, 2025, and will mature on June 30, 2030, unless earlier converted, redeemed or repurchased. The initial conversion rate is 18.5031 shares of the Company’s Common Stock per $1,000 principal amount of 2030 Notes (equivalent to an initial conversion price of approximately $54.04 per share), subject to customary adjustments. If the Company undergoes a Fundamental Change (as defined in the 2030 Notes Indenture), holders of the 2030 Notes have the right to require the Company to repurchase for cash all or any portion of their 2030 Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2030 Notes to be repurchased, plus accrued and unpaid interest if any, to, but excluding, the fundamental change repurchase date. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined in the 2030 Notes Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its 2030 Notes in connection with such make-whole fundamental change.
The 2030 Notes are not redeemable by the Company prior to July 2, 2028. On or after July, 2, 2028, the Company may redeem for cash all or any portion of the 2030 Notes, at its option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the 2030 Notes.

Prior to the close of business on the business day immediately preceding March 31, 2030, the 2030 Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2025, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of 2030 Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events, including a fundamental change. On or after March 31, 2030, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the 2030 Notes may convert all or any portion of their 2030 Notes regardless of the foregoing conditions.
Pursuant to the 2030 Notes Indenture, the Company is entitled to not effect any conversion that will result in any holder thereof, together with any Attribution Parties (as defined in the 2030 Notes Indenture), beneficially owning more than 4.9% of the Company’s Common Stock (the “Exchange Cap”), after giving effect to such conversion. The Company’s obligation to deliver any shares of Common Stock that will result in any holder thereof to exceed the Exchange Cap (the “Excess Shares”) is not extinguished and is suspended until such holder advises the Company in writing that it may receive the Excess Shares without exceeding the Exchange Cap.

The 2030 Notes Indenture contains customary provisions relating to the occurrence of Events of Default (as defined in the 2030 Notes Indenture), which include the following: (i) certain payment defaults on the 2030 Notes (which, in the case of a default in the payment of interest on the 2030 Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the 2030 Notes Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the 2030 Notes Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the 2030 Notes Indenture or the 2030 Notes if such default is not cured or waived within 60 days after notice is given in accordance with the 2030 Notes Indenture; (v) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $75.0 million; (vi) a final judgment for payment of at least $75.0 million in the aggregate rendered against the Company or any significant subsidiary, which judgment is not discharged or stayed within 60 days after (a) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (b) the date on which all rights to appeal have been extinguished; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.
The foregoing description is qualified in its entirety by reference to the full and complete terms of the 2030 Notes Indenture and the Form of 4.875% Convertible Senior Notes due 2030, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Supplemental Indenture
On July 2, 2025, the Company entered into a First Supplemental Indenture (the “Supplemental Indenture”), by and among itself, the guarantors signatory thereto (the “Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (“Collateral Agent”). The Supplemental Indenture amends the Indenture, dated as of November 19, 2024 (the “2027 Notes Indenture”), among the Company, the Guarantors, and the Trustee and the Collateral Agent, pursuant to which the Company issued its 2027 Notes.

The Supplemental Indenture deletes in their entirety substantially all of the negative covenants and related provisions from the 2027 Notes Indenture, and releases all of the liens on the collateral securing the obligations under the 2027 Notes. The Supplemental Indenture was entered into with the consent of over 75% of the outstanding 2027 Notes in connection with the Exchange effected pursuant to the Agreements. The 2027 Notes were issued in private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The foregoing description is qualified in its entirety by reference to the full and complete terms of the Supplemental Indenture, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. The 2030 Notes were issued to the Exchange Participants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Any shares of the Company’s Common Stock that may be issued upon conversion of the 2030 Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. A maximum of 6,774,093 shares of Common Stock may be issued upon conversion of the 2030 Notes, based on the initial maximum conversion rate of 27.7546 shares of Common Stock per $1,000 principal amount of 2030 Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events

On June 20, 2025, the Company entered into separate agreements with each of BNP Paribas, Barclays Bank PLC, and Mizuho Markets Americas LLC (collectively, the “Dealers”) to unwind, in part, certain capped call and call option transactions (the “Capped Call Transactions”) previously entered into by the Company in connection with its 2026 Notes. Under the terms of these unwind agreements, the Company and each Dealer agreed to (i) fully terminate the additional capped call or call option transactions and (ii) partially terminate the base capped call or call option transactions, resulting in a reduction in the number of options outstanding under such transactions.

In connection with these terminations, each Dealer will make a cash payment to the Company, calculated in accordance with the terms of the applicable unwind agreement. For the agreements with BNP Paribas and Barclays Bank PLC, the cash settlement amount will be determined based on the volume-weighted average price of the Company’s Common Stock over a specified averaging period, commencing on June 23, 2025. The settlement of the unwind transactions and payment of the cash settlement amounts are expected to occur on or about July 2, 2025, subject to the terms and conditions set forth in the respective agreements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of July 2, 2025, between Groupon, Inc. and U.S. Bank Trust Company, National Association, as trustee
4.2	Form of 4.875% Convertible Senior Note due 2030 (included in Exhibit 4.1)
10.1	First Supplemental Indenture, dated as of July 2, 2025, among Groupon, Inc., the Guarantors signatory thereto and U.S. Bank Trust Company, National Association, as trustee and as collateral agent
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: July 2, 2025
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer